Exhibit 10.1

FOURTH AMENDMENT TO
VOTING AND STANDSTILL AGREEMENT
This FOURTH AMENDMENT TO VOTING AND STANDSTILL AGREEMENT (this "Fourth Amendment") is made and entered into on January 10, 2013, by and among United American Healthcare Corporation, a Michigan corporation ("UAHC"), St. George Investments, LLC, an Illinois limited liability company ("St. George"), and The Dove Foundation, an Illinois trust ("Dove").  UAHC, St. George, and Dove are referred to herein individually as a "Party" and collectively as the "Parties."
RECITALS
A.            On March 19, 2010, UAHC and St. George entered into that certain Voting and Standstill Agreement (the "VSA");
B.             On June 7, 2010, UAHC and St. George entered into that certain Amendment to Voting and Standstill Agreement (the "First Amendment"), which amended the VSA;
C.            On June 7, 2010, Dove entered into that certain Agreement to Join the Voting and Standstill Agreement (the "Joinder"), by which Dove joined the VSA, as amended by the First Amendment, and UAHC and St. George acknowledged and accepted the Joinder;
D.            On June 18, 2010, UAHC, St. George, and Dove entered into that certain Acknowledgement and Waiver of Certain Provisions of the Voting and Standstill Agreement (the "Acknowledgement and Waiver");
E.            On November 3, 2011, the Parties entered into that certain Second Amendment to Voting and Standstill Agreement (the "Second Amendment"), which further amended the VSA;
F.            On May 15, 2012, the Parties entered into that certain Third Amendment to Voting and Standstill Agreement (the "Third Amendment"), which further amended the VSA;
G.            The VSA, as amended by the First Amendment, as joined by Dove pursuant to the Joinder, as further amended by the Acknowledgement and Waiver, as further amended by the Second Amendment, and as further amended by the Third Amendment, is referred to herein as the "Amended VSA";
H.            The "Put Commencement Date" (as set forth in Section 2 of the Third Amendment) was October 1, 2012, and as a result, each of St. George and Dove has a present right to exercise the "Put Option" pursuant to Section 5.1 of the Amended VSA;
I.            Each of St. George and Dove is willing to forbear from exercising its Put Option during the present "Put Exercise Period" (as defined in Section 5.1 of the Amended VSA), in exchange for UAHC's agreement to postpone the Put Commencement Date, until October 1, 2013 (and either or both of St. George and Dove may exercise its Put Option during the Put Exercise Period commencing on such date), and with an expiration of March 30, 2014, provided that either or both of St. George and Dove may elect to accelerate the Put Commencement Date upon the occurrence of any one of certain events (as set forth in Section 3 of the Third Amendment);
J.            The Parties desire to further amend the Amended VSA as set forth in this Fourth Amendment in order to memorialize the mutual understanding set forth in the previous recital.
NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated in this Fourth Amendment, and for other good and valuable consideration, including the mutual obligations set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.            Forbearance.  Each of St. George and Dove agrees to forbear from exercising its Put Option during the present Put Exercise Period (as defined in the Amended VSA), in consideration of UAHC's agreement to postpone the Put Commencement Date until October 1, 2013, pursuant to Section 2 of this Fourth Amendment.
2.            Postponement of Put Commencement Date.  The Parties affirm and agree that the Put Commencement Date shall be October 1, 2013 and that, as a result, the Put Exercise Period shall end on March 30, 2014.
3.            No Other Changes.  All terms of the Amended VSA, except as amended by this Fourth Amendment, remain in full force and effect.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Parties, being duly authorized, have executed this Fourth Amendment as of the date first written above.

UNITED AMERICAN HEALTHCARE CORPORATION

By:            /s/ Robert T. Sullivan
Name:            Robert T. Sullivan
Title:            Secretary, Treasurer and CFO

ST. GEORGE INVESTMENTS, LLC

By:            Fife Trading, Inc.,
an Illinois corporation,
its Manager

By:            /s/ John M. Fife
Name:            John M. Fife
Title:            President

THE DOVE FOUNDATION

By:            /s/ James M. Delahunt
Name:            James M. Delahunt
Title:            Trustee